Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 4, 2018 (except for Note 26, as to which the date is June 22, 2018), in the Registration Statement (Form F-1) and related Prospectus of Cango Inc. dated June 22, 2018.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

June 22, 2018